FORM 8-K




             SECURITIES AND EXCHANGE SEC



               Washington, D.C.  20549

                    CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities
                Exchange Act of 1934



	Date of Report:  			July 22, 1996


                  PECO ENERGY COMPANY
 (Exact name of registrant as specified in its charter)


  PENNSYLVANIA                1-1401              23-0970240
(State or other                (SEC            (IRS Employer
 jurisdiction of           file number)       Identification
 incorporation)                                    Number)



230l Market Street, Philadelphia, Pennsylvania      19101
  (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code:
(215) 841-4000

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Item 5.  Other Events

On July 22, 1996, the Company was informed by Public Service Electric and Gas Company (PSE&G) that Unit No. 2 at Salem Generating Station was not expected to return to service until late in the fourth quarter of 1996. Unit No. 2 was scheduled to return to service on August 27, 1996. PSE&G stated that, although substantial progress has been made, some originally identified work needs to be completed and additional work and testing not anticipated in PSE&G's original schedule also needs to be completed.

The Company was also informed by PSE&G that acquisition of unused steam generators from the unfinished Seabrook Nuclear Unit No. 2 has been completed, and that removal of the replacement steam generators began last week. PSE&G stated that the replacement steam generators are expected to be barged to Salem from New Hampshire by the end of October, and that the change in the Unit No. 2 schedule was not expected to impact the projected mid-1997 restart of Salem Unit No. 1. PSE&G estimates that the steam generators, including installation, will cost approximately $150 to $170 million. The Company's share will be approximately $64 to $72 million.




























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                          SIGNATURES




		Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                     PECO ENERGY COMPANY


                                      \s\ J. B. Mitchell
                                   Vice President - Finance
                                         and Treasurer






        July 22, 1996











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